UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2010

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

1360 O’Brien Drive, Menlo Park, California  94025

(Address of principal executive offices, with zip code)

(650) 462-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure

DM-1796 FDA Regulatory Pathway

On June 7, 2010, Depomed, Inc. (the “Company”) announced that the United States Food and Drug Administration (“FDA”) accepted for filing the New Drug Application (“NDA”) submitted in March 2010 for DM-1796, the extended release formulation of gabapentin for post-herpetic neuralgia developed by the Company and licensed to Abbott Products Inc. (“Abbott Products”) in the United States, Canada and Mexico.   The Company is providing this disclosure related to the regulatory pathway for DM-1796.

The NDA for DM-1796 was submitted under Section 505(b)(2) of the Food, Drug and Cosmetic Act ( “FDCA”) because it relies on the FDA’s prior approval of Neurontin® (gabapentin), the immediate release formulation of gabapentin initially approved by the FDA.  Because the DM-1796 NDA was submitted under Section 505(b)(2) of the FDCA, the patent certification and related provisions of the Drug Price Competition and Patent Term Restoration Act of 1984 (“Hatch-Waxman Act”) apply to the DM-1796 NDA.

In accordance with the Hatch-Waxman Act, the DM-1796 NDA includes certifications, known as “Paragraph IV certifications,” that certify the patents listed with Neurontin® in the FDA’s Orange Book publication (“Orange Book”), U.S. Patent Nos. 7,256,216 and 6,054,482 (collectively, “Orange Book Patents”), are invalid, unenforceable, and/or will not be infringed by the manufacture, use, or sale of DM-1796.  Pursuant to the Hatch-Waxman Act, following the FDA’s acceptance for filing of the DM-1796 NDA, the Company’s licensee must provide a notice (a “Paragraph IV Notice”) to the Neurontin® NDA holder listed in the Orange Book (and the owner of the Orange Book Patents) that (a) states, among other things, that the application has been submitted and (b) provides the factual and legal basis for the applicant’s opinion that the patents are invalid, unenforceable and/or not infringed.  Following receipt of the Paragraph IV Notice, the Neurontin® NDA holder (or the owner of the Orange Book Patents) may sue the Company’s licensee for patent infringement.  If an infringement lawsuit is filed within 45 days of receiving the Paragraph IV Notice, a one-time automatic 30-month stay of the FDA’s ability to approve the DM-1796 NDA is triggered.  If a lawsuit is filed, the stay of approval may terminate in less than 30 months if:  (a) a court finds the Orange Book Patents invalid, unenforceable and/or not infringed (for example, in a summary judgment ruling); (b) the lawsuit is settled; or (c) the plaintiff withdraws the lawsuit.  The Company also believes that developments in ongoing litigation between Pfizer Inc. (“Pfizer”) and generic gabapentin manufacturers described below could also result in an earlier resolution of the matter.

Neurontin® Orange Book Patents

The primary composition of matter patent covering Neurontin® expired in 2004, after which generic gabapentin formulations were introduced into the market.  There are at least 19 approved Abbreviated New Drug Applications for generic gabapentin.  More than 25 million prescriptions for generic gabapentin are dispensed annually in the United States.

U.S. Patent No. 7,256,216 claims specific liquid compositions of gabapentin.  DM-1796 does not include a liquid composition of gabapentin.

U.S. Patent No. 6,054,482 (the “ ‘482 Patent”) claims processes for manufacturing, and compositions of, gabapentin that meet certain specifications related to a particular impurity, chloride ion content and certain excipients.

In re Gabapentin Patent Litigation

As previously disclosed by the Company, Pfizer, the Neurontin® NDA holder, has initiated lawsuits against numerous companies marketing generic gabapentin, claiming the defendants’ generic gabapentin products infringe the ‘482 Patent.  The litigation, which began in 2000, has been consolidated in U.S. District Court in the District of New Jersey (In re Gabapentin Patent Litigation, MDL Docket No. 1384, Master Docket No. 00-CV-2931(JCL) and has involved dozens of defendants.  The Neurontin® NDA holder has withdrawn its complaints against several defendants.

In 2005, the district court granted a motion for summary judgment of non-infringement in favor of several defendants that are still parties to the litigation.  The court found the defendants’ generic gabapentin products did not infringe the ‘482 Patent based on the chloride ion content in the defendants’ generic gabapentin products.  In 2007, the district court’s ruling was overturned by the Court of Appeals for the Federal Circuit due to a factual dispute regarding the test methodology utilized by the NDA holder’s expert to measure the chloride ion content in defendants’ generic gabapentin products.  Additional summary judgment motions in the case are currently scheduled to be filed in late 2010, after which the district court will issue an order on those motions if the case is not dismissed or settled in connection with summary judgment.

The Company has monitored Pfizer’s litigation against generic gabapentin manufacturers for several years, tested the active pharmaceutical ingredient in DM-1796 and analyzed the merits of potential infringement claims.  The Company believes DM-1796 does not infringe the ‘482 Patent.

If a lawsuit is filed against the Company’s licensee, resolution of Pfizer’s ongoing litigation against generic gabapentin manufacturers (by summary judgment ruling, settlement, final decision or otherwise) may result in the resolution of such lawsuit against the Company’s licensee (and termination of any stay of approval) in significantly less than 30 months.

If the ongoing In re Gabapentin Patent Litigation matter is resolved in favor of Pfizer, if the Company’s licensee is sued and does not prevail in any patent litigation related to DM-1796, or if the approval of DM-1796 by the FDA is significantly delayed, the Company’s business, revenues and capital resources would be adversely affected.  Any such developments could also adversely affect the approval or commercialization of the Company’s SeradaTM product candidate, because Serada is an extended release formulation of gabapentin that would similarly rely for approval on the FDA’s prior approval of Neurontin® (gabapentin).

Forward-Looking Statements

The statements that are not historical facts contained in this Form 8-K  are forward-looking statements that involve risks and uncertainties including, but not limited to, those related to the possibility of patent infringement litigation related to DM-1796 and the potential outcome of any such litigation; our clinical development programs; our dependence on our collaborative partner for the commercialization of DM-1796; regulation by the FDA and other government agencies; the timing of regulatory applications and product launches; and other risks detailed in the Company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q.  You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: June 7, 2010	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Vice President and General Counsel